                                                                EXHIBIT 3(B)(VI)

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT
                   -----------------------------------------


         The Fund Participation Agreement dated as of June 1, 1998 between American General Life Insurance Company and each of Dreyfus Variable Investment Fund, The Dreyfus Socially Responsible Growth Fund, Inc. and Dreyfus Life and Annuity Index Fund, Inc. (d/b/a Dreyfus Stock Index Fund) (the "Agreement") is hereby amended as follows:

          1. Section 1.12 is deleted in its entirety and replaced by the following:

               "1.12 `Separate Account' shall mean American General Life Insurance Company Separate Account VL-R and American General Life Insurance Company Separate Account D, each a separate account established by Insurance Company in accordance with the laws of the State of Texas."

          2. Exhibit A is hereby deleted in its entirety and replaced by the following:

                                  "EXHIBIT A

                          LIST OF PARTICIPATING FUNDS

                       Dreyfus Variable Investment Fund:
                              Small Cap Portfolio
                            Quality Bond Portfolio

              The Dreyfus Socially Responsible Growth Fund, Inc."

          3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:  December 1, 1998


DREYFUS VARIABLE INVESTMENT           THE DREYFUS SOCIALLY RESPONSIBLE
FUND                                  GROWTH FUND, INC.



By: /s/ Michael S. Petrucelli         By: /s/ Michael S. Petrucelli
    -----------------------------         --------------------------------------

Name: Michael S. Petrucelli           Name: Michael S. Petrucelli
      ---------------------------           ------------------------------------

Title: Vice President                 Title: Vice President
       --------------------------            -----------------------------------

DREYFUS LIFE AND ANNUITY INDEX        AMERICAN GENERAL LIFE INSURANCE
FUND, INC. (d/b/a DREYFUS STOCK       COMPANY
INDEX FUND)



By: /s/ Michael S. Petrucelli       By: /s/ Don M. Ward
    -----------------------------       ----------------------------------------
Name: Michael S. Petrucelli         Name: Don M Ward
      ---------------------------         --------------------------------------

Title: Vice President               Title: Sr. Vice President-Variable Contracts
       --------------------------          -------------------------------------